Exhibit 23 – Consent of Deloitte

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Registration Statement No. 333-275098 on Form S-1 of our report dated March 26, 2024 relating to the statutory-basis financial statements of Forethought Life Insurance Company as of December 31, 2023 and 2022, and for each of the three years in the period ended December 31, 2023.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP

Boston, Massachusetts

April 15, 2024